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                        [Andrews & Kurth Letterhead]


                                                                     Exhibit 5.1




                               November 18, 1996



America West Airlines, Inc.
4000 East Sky Harbor Boulevard
Phoenix, Arizona  85034

Re: America West Airlines, Inc. Registration Statement on Form S-3 America West Airlines 1996-1 Pass Through Trusts
         Pass Through Certificates, Series 1996-1

Ladies and Gentlemen:

         We have acted as counsel for America West Airlines, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (File No. 333-14691) (such Registration Statement, as amended, the "Registration Statement") originally filed on October 23, 1996 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in respect of Pass Through Certificates, Series 1996-1 (the "Certificates"). Each Certificate will represent a fractional undivided interest in one of the five America West Airlines 1996-1 Pass Through Trusts (collectively, the "Trusts") to be formed pursuant to a pass through trust agreement (the "Basic Agreement") and five separate supplements thereto (each, a "Trust Supplement" and together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") between the Company and Fleet National Bank, as trustee under each Pass Through Trust Agreement.

         We have examined forms of the Pass Through Trust Agreements and forms of the Certificates included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authority to sign of all signatories, the due execution of all original and certified documents, and the conformity to the original and certified documents of all copies submitted to us as conformed, photostatic or facsimile copies. In addition, we have assumed that the Pass Through Trust Agreements will be duly executed and delivered by each of the parties thereto, that the Certificates will be duly executed and delivered substantially in the forms contemplated by the applicable Pass Through Trust Agreements, and that the Certificates will be sold as described in the Registration Statement. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers of the Company, public officials and others.

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America West Airlines, Inc.
November 18, 1996
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         On the basis of the foregoing and subject to the limitations and qualifications set forth below and assuming the due authorization, execution and delivery of the Pass Through Trust Agreements by each party thereto and the due authorization of the Certificates by all necessary action on the part of the Company, we are of the opinion that, when validly executed, authenticated and issued in accordance with the applicable Pass Through Trust Agreements and when sold, the Certificates will be legally issued, fully paid and non-assessable.

         The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the States of Texas and New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

         We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent we do not imply or admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              /s/ ANDREWS & KURTH L.L.P.